UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2023

INTELGENX TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-31187	87-0638336
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6420 Abrams
 St- Laurent, Quebec, Canada H4S 1Y2
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (514) 331-7440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.00001 par value	IGXT	OTCQB
	IGX	TSX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Amending Agreements

As previously disclosed on the Current Report on Form 8-K filed on August 31, 2023 (the "August Current Report") of Intelgenx Technologies Corp. (the "Corporation"), in connection with an initial private placement and offering of units (the "Initial Offering"), on August 31, 2023 (the "Initial Closing Date") the Corporation entered into an amending agreement (the "Amending Agreement"), in respect of the amended and restated loan agreement dated as of September 14, 2021 between the Corporation, as borrower, and ATAI Life Sciences AG ("atai"), as lender with respect to a US$8.5 million loan (the "Loan"), pursuant to which, among other things, the Corporation and atai agreed, subject to obtaining approval of the Toronto Stock Exchange ("TSX"), (i) to enter into a second amended and restated loan agreement (the "Second Loan Agreement"), effective September 30, 2023, to provide, among other things, for the ability for atai to convert the principal (the "Principal") and accrued interest outstanding (the "Interest") under the Loan into up to 56,435,098 shares ("Shares") of common stock of the Corporation ("Common Stock") at a price of US$0.185 per Share (the "Conversion Feature"), and (ii) to enter into an amendment (the "atai Subscription Agreement Amendment") to that certain subscription agreement between the Corporation and atai dated August 31, 2023, to provide atai with the right (the "Call Option") to purchase up to 7,401 additional units (the "Call Option Units"), with each unit consisting of (a) one US$1,000 principal amount convertible promissory note (each, a "Note") and (b) 5,405 common stock purchase warrants (each, a "Warrant") at any time prior to August 31, 2026.  In addition, as previously disclosed on the August Current Report, atai previously committed to subscribe (the "Subsequent atai Subscription" and, together with the Call Option, the "Subsequent Offering") for an additional 750 Units (the "Subsequent Units") subject to the Corporation obtaining the Shareholder Approvals (as defined below).

On October 6, 2023, the TSX conditionally approved the listing of the Shares issuable pursuant to the Conversion Feature, and accepted notice of the Second Loan Agreement, subject to the General Cap and the Insider Cap (each as defined below) and, with respect to the issuance of Shares in payment of Interest, subject to the Corporation obtaining the Pricing Shareholder Approval (as defined below) prior to the payment of any such Interest in Shares.

The Notes issuable pursuant to the Subsequent Offering will be convertible into Shares at the option of atai at a price of US$0.185 per Share for a period of three years following their issuance and bear interest at 12% per annum, payable quarterly, in arrears. The Warrants issuable pursuant to the Subsequent Offering will entitle atai to purchase shares of Common Stock at a price of US$0.26 per share, for a period of three years following their issuance.

The atai Subscription Agreement Amendment provides that the issuance of the Call Option Units will result in a corresponding reduction in atai's remaining purchase right pursuant to the Amended and Restated Securities Purchase Agreement dated May 14, 2021 (the "2021 Purchase Right"), which such 2021 Purchase Right to be reduced by the maximum number of Shares issuable in connection with such Call Option Units, and (ii) in the event that the 2021 Purchase Right has been fully or partially exercised such that the aggregate number of Shares issued thereunder together with the number of Shares issuable in accordance with the Call Option would exceed 100,000,000, the number of Shares that may be issued in connection with the Call Option will be reduced such that the aggregate number of Shares issuable in accordance with the Call Option does not exceed 100,000,000. In addition, pursuant to the atai Subscription Agreement Amendment, the number of Shares available under the 2021 Purchase Right was reduced from 130,000,000 Shares to 100,000,000 Shares, such that in no event shall the aggregate number of Shares issuable in accordance with the Call Option and the 2021 Purchase Right exceed 100,000,000.

Within five business days of obtaining the Shareholder Approvals, the Corporation will receive gross proceeds of US$750,000 for the 750 Units subscribed by atai in the Subsequent atai Subscription. The Corporation intends to use the proceeds of the Subsequent atai Subscription to fund the Corporation's wholly-owned Canadian subsidiary, continuing formulation and development efforts related to ongoing collaborations between the Corporation and atai as well as working capital and expenses related to the Subsequent atai Subscription.

All securities issuable in connection with the Subsequent Offering, including Shares issuable pursuant to the conversion of the Notes or exercise of the Warrants, will be subject to a 6-month hold period, during which time trading in the securities is restricted in accordance with applicable securities laws.

Shareholder Approvals

The Notes and Warrants include "blocker" provisions to ensure that, unless Shareholder Approval is obtained in accordance with the rules of the TSX, (i) the aggregate number of Shares issuable in connection with the Subsequent Offering and the Initial Offering (upon conversion of the Notes, exercise of the Warrants and/or the payment of interest on the Notes in Shares, as the case may be) is limited to 43,664,524 Shares, which equals 24.99% of the issued and outstanding Shares (on a non-diluted basis) as of the Initial Closing Date (the "General Cap"), and (ii) the aggregate number of Shares that may be issued to "insiders" of the Corporation (as such term is defined in the policies of the TSX) pursuant to the Subsequent Offering and the Initial Offering (upon conversion of the Notes, exercise of the Warrants and/or the payment of interest on the Notes in Shares, as the case may be), is limited to 17,465,809 Shares, which equals 9.99% of the issued and outstanding Shares as of Initial Closing Date (the "Insider Cap").

The Second Loan Agreement includes "blocker" provisions to ensure that, unless Shareholder Approval is obtained in accordance with the rules of the TSX, (i) the aggregate number of Shares issuable in connection with the Subsequent Offering and the Initial Offering (upon conversion of the Notes, exercise of the Warrants and/or the payment of interest on the Notes in Shares, as the case may be) and the Second Loan Agreement (upon conversion of the Principal into Shares and/or payment of the Interest in Shares as per the Conversion Feature) is limited to the General Cap, and (ii) the aggregate number of Shares that may be issued to "insiders" of the Corporation (as such term is defined in the policies of the TSX) pursuant to the Subsequent Offering and the Initial Offering (upon conversion of the Notes, exercise of the Warrants and/or the payment of interest on the Notes in Shares, as the case may be) and the Second Loan Agreement (upon conversion of the Principal into Shares and/or payment of the Interest in Shares as per the Conversion Feature) is limited to, is limited to the Insider Cap.

The Corporation intends to seek (i) disinterested shareholder approval of (A) the conversion of the Notes issuable pursuant to the Subsequent Offering at a price if US$0.185 per Share, which may be less than the market price of the Shares less the maximum allowable discount permitted under the rules of the TSX at the time of issuance of such Notes, as applicable, in accordance with Section 607(e) of the TSX Company Manual, (B) the payment of Interest in Shares at a price of US$0.185 per Share, which may be less than the market price of the Shares less the maximum allowable discount permitted under the rules of the TSX at the time such Interest becomes due, in accordance with Section 607(e) of the TSX Company Manual, and (C) the exercise of Warrants issuable pursuant to the Subsequent Offering at an exercise price of US$0.26 per Share, which may be less than the market price of the Shares at the time of issuance of such Warrants, as applicable, in accordance with Section 607(i) of the TSX Company Manual (collectively, the "Pricing Shareholder Approval"); (ii) shareholder approval of the issuance of Shares in connection with the Subsequent Offering and the Initial Offering (upon conversion of the Notes, exercise of the Warrants and/or payment of interest on the Notes in Shares, as the case may be) and the Second Loan Agreement (upon conversion of the Principal into Shares and/or payment of the Interest in Shares as per the Conversion Feature) above the General Cap, in accordance with Section 607(g)(i) of the TSX Company Manual (the "General Shareholder Approval"); and (iii) disinterested shareholder approval of the issuance of shares to "insiders" of the Corporation (as such term is defined in the policies of the TSX), as of the date hereof, pursuant to the Subsequent Offering and the Initial Offering (upon conversion of the Notes, exercise of the Warrants and/or the payment of interest on the Notes in shares, as the case may be) and the Second Loan Agreement (upon conversion of the Principal into Shares and/or payment of the Interest in Shares as per the Conversion Feature) above the Insider Cap, in accordance with Section 607(g)(ii) of the TSX Company Manual (the "Insider Shareholder Approval", and together with the Pricing Shareholder Approval and the General Shareholder Approval and the Insider Shareholder Approval, the "Shareholder Approvals").

The Corporation intends to obtain the Shareholder Approvals at an upcoming special meeting of shareholders to be held on November 28, 2023.

The foregoing is a summary of certain material terms and conditions of the Notes, the Warrants and the Second Loan Agreement, and is not a complete discussion of such agreements. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the form of Note, form of Warrant and the Second Loan Agreement, attached to this Current Report on Form 8-K as Exhibit 4.1, Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02 in its entirety. The Shares, the Units, the Notes, the Warrants and the Call Option Units were or will be offered and were or will be sold to atai without registration under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws. The Corporation relied on the exclusion from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Regulation D. atai was required to represent that it is (i) an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act and (ii) was acquiring the securities for investment and not with a view to resell or distribute. The Corporation did not engage in general solicitation or advertising and did not offer securities to the public in connection with such issuances. This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy any securities of the Corporation.

Exhibit 9.01. Financial Statements and Exhibits.

Exhibit	Description

4.1	Form of Common Stock Purchase Warrant (incorporated by reference to Form 8-K filed on August 31, 2023)
10.1	Form of 12% Convertible Promissory Note (incorporated by reference to Form 8-K filed on August 31, 2023)
10.2	Second Amended and Restated Loan Agreement between IntelGenx Technologies Corp. and ATAI Life Sciences AG, dated September 30, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELGENX TECHNOLOGIES CORP.

Date: October 12, 2023

	By:	/s/ Andre Godin
President and CFO